SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) April 19, 2005

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Cockeysville, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 8.01 Other Events

On April 19, 2005, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith, the controlling stockholders of Sinclair Broadcast Group, Inc. (the “Company”) entered into a stockholders' agreement (the “Stockholders' Agreement”) which is effective immediately upon the expiration of the existing stockholders' agreement dated June 12, 1996 by and among the Smith brothers.  Pursuant to the terms of the Stockholders' Agreement, the Smith brothers have agreed to vote collectively all shares of their common stock of the Company to elect each other as directors of the Company through June 13, 2015.  The Stockholders’ Agreement will terminate on the earlier of (i) June 13, 2015 or (ii) the date on which no class or series of the Company's capital stock is nationally traded (as defined in the Stockholders' Agreement).  The Stockholders' Agreement does not apply to any issue requiring stockholder approval other than the election of directors and it does not require the Smith brothers to act in concert when discharging their duties as directors.  The Stockholders' Agreement is attached hereto as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Sinclair Broadcast Group, Inc. Stockholders' Agreement (dated as of April 19, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Chief Accounting Officer

Dated: April 26, 2005